UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 29, 2003

Commission File Number
0-25424

SEMITOOL, INC.
(Exact Name of Registrant as Specified in its Charter)

Montana	81-0384392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Semitool, Inc.
655 West Reserve Drive, Kalispell, MT 59901
(406) 752-2107
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Item 5. Other Events

On May 29, 2003, the Board of Directors of the Company announced the resignation of William A. Freeman as Senior Vice President and Chief Financial Officer and the appointment of Larry A. Viano as Vice President and Chief Financial Officer, both effective May 31, 2003. Semitool announced the resignation and appointment in a press release dated May 29, 2003, a copy of which is attached as an exhibit hereto, and the text of which is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits
              (c) Exhibits

Exhibit No.
Exhibit 99.1 Description

Description
Press Release dated May 29, 2003

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMITOOL, INC.
(Registrant)

Date: June 4, 2003               By:   /s/Larry A. Viano
                                       ----------------------------------------
                                       Larry A. Viano
                                       Chief Financial Officer

Exibit 99.1

Contacts:
         Semitool, Inc.                       Investor Relations Partners, Inc.
         LARRY A. VIANO                       JOANNE BARBIERI - 973.535.8389
         CHIEF FINANCIAL OFFICER              JOANNEB@IRPARTNERS.COM
         406.752.2107

SEMITOOL CHIEF FINANCIAL OFFICER RESIGNS;
COMPANY APPOINTS SUCCESSOR

KALISPELL, MT – May 29, 2003 – Semitool, Inc.‘s (Nasdaq: SMTL) Board of Directors announced today that William A. Freeman has resigned as senior vice president and chief financial officer effective May 31, 2003, due to personal considerations. At the same time, Larry A. Viano, currently controller and treasurer, has been appointed to the position of chief financial officer.

Freeman joined Semitool in March, 1998 and has served as chief financial officer for his entire tenure with the company. After May 31, he will continue to be available to Semitool in an advisory role on financial and strategic issues.

Viano has been with the company as its controller since 1985 and as its treasurer for over 10 years. He holds a B.A. in accounting and an M.B.A. degree, both from the University of Montana. He is a Certified Public Accountant.

Raymon F. Thompson, Semitool’s chief executive officer and founder, praised Freeman’s contributions to the company over the last five years. “Bill has been a key member of our senior management team and made significant contributions. In particular, Bill was instrumental in our ability to meet the financial challenges of one of the steepest growth ramps our company and industry has ever seen, while he also helped prepare us to face the downturn that we and our industry are enduring. We look forward to his advice and counsel as he assumes an advisory role to Semitool’s Board of Directors and management team.”

Commenting further, Thompson said, “Larry Viano’s appointment as chief financial officer is a natural progression of his long-standing career with Semitool. He has the experience and acumen to provide Semitool with an excellent successor to Bill.”

About Semitool, Inc.

Semitool is a worldwide leader in the design, development, manufacture, and support of high performance, single-wafer and multi-wafer batch wet chemical processing systems for use in the fabrication of semiconductor devices. The company’s primary suites of equipment include electrochemical deposition systems for electroplating copper, gold, solder and other metals; surface preparation systems for cleaning, stripping and etching silicon wafers; and wafer transport container cleaning systems. The company’s equipment is used in semiconductor fabrication front-end and back-end processes, including wafer level packaging.

Headquartered in Kalispell, Montana, Semitool maintains sales and support centers in the United States, Europe and Asia. The company’s stock trades on the Nasdaq National Market under the symbol SMTL. More information is available at the company’s website, www.semitool.com.

Semitool is a registered trademark of Semitool, Inc.